Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement (No. 333-205043) on Form S-8 of our report dated April 1, 2019, relating to the consolidated financial statements of Ideanomics, Inc. as of and for the years ended December 31, 2018 and 2017, to all references to our firm included in the December 31, 2018 annual report on Form 10-K of Ideanomics, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2019.

/s/ B F Borgers CPA PC

Lakewood, Colorado

April 1, 2019